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                                                                    EXHIBIT 10.2
                              MANAGEMENT AGREEMENT
                              --------------------


THIS MANAGEMENT AGREEMENT is dated for reference the 4th day of August, 2003.

BETWEEN:

                  BENTLEY COMMUNICATIONS CORP.,
                  ----------------------------
                  of 11301 Olympic Boulevard, Suite 680
                  Los Angeles, CA  90064

                  (hereinafter referred to as the "COMPANY")

                                                               OF THE FIRST PART

AND:

                  JOE CRUMP
                  of #1 Chestnut Street, Suite 3A
                  Nashua, NH   03060

                  (hereinafter referred to as the "MANAGER")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company is a corporation incorporated under the laws of the State of Florida with its executive offices and a business office in Los Angeles, California;

B. The Company's business consists of ecommerce and alternative and conventional forms of financial transactions for commerce, particularly ecommerce, and the development of proprietary software that will enable barter exchanges, and the companies that barter through them, access around the clock to a user-friendly, online trade exchange that will provide for faster trading, increased sales volume, access to new nationwide markets and an entire range of management tools;

D. The Company wishes to retain the Manager to provide management services to a wholly-owned subsidiary of the Company (the "SUBSIDIARY"), to be determined by the Company, upon the terms and conditions hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and all other good and valuable consideration and the mutual covenants herein contained, the parties hereto hereby covenant and agree as follows:

INTERPRETATION
--------------

1. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

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         (a)      "THIS AGREEMENT" means this Management Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

         (b) the words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision;

         (c) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any portion hereof;

         (d) a reference to a statute includes all regulations made pursuant thereto, all amendments to such statute or regulations enforced from time to time and any statute or regulation which supplements or supersede such statute or regulation;

         (e) the recitals and all schedules attached hereto are specifically made a part of this Agreement.

2. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

3. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in currency of the United States of America.

4. The terms, conditions, covenants, agreements, obligations and provisos contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and upon their respective heirs, executors, administrators, personal representatives, successors and, if permitted, assigns, as the case may be.

5.       Time shall be of the essence hereof.

6. This Agreement may be executed in several parts in the same form and the several parts executed shall together constitute one agreement.

7. There are no representations, warranties, conditions, terms or collateral contracts affecting the engagement of the Manager contemplated in this Agreement except as set out in this Agreement.

8. If any provision or part of any provision of this Agreement is void for any reason, it shall be severed from the Agreement without affecting the validity of the balance of the Agreement.

9. The Manager acknowledges ample opportunity and advice to take independent legal advice in connection with the execution of this Agreement.

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ENGAGEMENT AND TERMS OF RETENTION OF MANAGER
--------------------------------------------

10. The Company hereby agrees to retain the Manager to provide management services to the Subsidiary during the Term of this Agreement (as hereinafter defined) upon and subject to the terms and conditions hereinafter set out and the Manager hereby accepts such retention upon such terms and conditions.

11. The "TERM OF THIS AGREEMENT" as used herein shall mean that period beginning on the closing date of the Company's acquisition of the assets from Crump Barter System, Inc. pursuant to the Asset Purchase Agreement dated August 4th, 2003 and continuing for a period of twelve months from such closing date or until this Agreement is terminated in accordance with Sections 22 and 23 hereof.

12. The Manager shall have the following duties and obligations during the term hereof, namely:

         (a) to oversee the integration of the Crump Barter System, Inc. to the Company and the Subsidiary;

         (b) to assist the Subsidiary in increasing volume of trades and expansion of the member base.;

         (c) to oversee the Subsidiary's business strategy and direction including preparation of business plans to define goals and time lines to achieve such;

         (d)      to establish technology, marketing and sales goals;

         (f)      to assist in staffing and personnel hiring and deployment; and

         (h) to oversee the formulation of policies, procedures and programs and their implementation including but not limited to weekly activity reports.

13. Subject to any specific provisions of this Agreement, the Manager, in carrying out his duties and obligations hereunder, shall at all times be subject to the direction and control of the Board of Directors of the Company and the Subsidiary and shall perform his duties hereunder in accordance with the instructions and directions as from time to time communicated to him by the Board of Directors, and shall make all reports to the Board of Directors except where otherwise specifically provided herein.

14. The Manager shall at all times during the Term of this Agreement, except during periods of vacation or when he is disabled by illness or incapacity, faithfully and diligently perform the Manager's duties and promote and advance the interests of the Company and the Subsidiary on a full-time basis.

15. Nothing in this Agreement is to be construed as creating a partnership or a principal and agent relationship between the Company and/or the Subsidiary and the Manager.

16. The Manager shall perform the services referred to herein in a confidential, efficient, prompt, economical, skilful and careful manner, in accordance with the best modern methods, standards and practices currently prevailing in the businesses similar to that of the Company and the Subsidiary. The Manager shall obey all applicable laws, regulations, rules and standards imposed by the governmental authorities.

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17.      All documents, data and reports and other information generated by the
         Manager in performing the services herein shall at all times be and remain the property of the Company and/or the Subsidiary and all such material is confidential and proprietary to the Company and/or the Subsidiary.

18. The Manager acknowledges that during the course of providing services to the Subsidiary, the Manager will have access to proprietary information of the Company and/or the Subsidiary including, but not limited to, information relating to financial costs and sales data; supply sources and contracts; business opportunities for new and developing business; products, procedures, systems and techniques relating to the operation of the Company's and/or Subsidiary's business. The Manager acknowledges that all such proprietary information is a valuable, special and unique asset of the Company and/or the Subsidiary. The Manager shall not disclose such proprietary information to others, other than in the course of the Manager's responsibilities to the Subsidiary, and shall not use such proprietary information for his own personal gain. Furthermore, the Manager specifically agrees that this provision continues during and after the termination or expiration of this Agreement. In the event of a breach or threatened breach by the Manager of the provisions of this paragraph, the Company and/or the Subsidiary shall be entitled to an injunction restraining the Manager from disclosing, in whole or in part, such proprietary information or from rendering any services to any person, firm, corporation, association or other entity to whom such proprietary information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed the prohibiting of the Company and/or the Subsidiary from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Manager. Notwithstanding the foregoing, the Manager shall have no obligation with respect to matters which become publicly known other than as a result of the Manager's breach of his obligations hereunder. The Manager may disclose such matters to the extent required by applicable laws, governmental regulations or judicial process.

19. The Manager warrants to the Company and/or the Subsidiary that the performance of the services by the Manager under this Agreement does not constitute a conflict with any party to whom the Manager has provided services prior to the effective date of this Agreement. During the term of this Agreement and after the termination of this Agreement, the Manager shall not enter into any business relationship, which gives rise to a conflict of interest between the Company and/or the Subsidiary and any other party.

REMUNERATION
------------

20. During the term of this Agreement, the Subsidiary shall pay the Manager an annual salary of One Hundred and Twenty Thousand ($120,000) Dollars. The management fee shall be payable at the rate of Ten Thousand ($10,000) Dollars per month, payable in cash or cash equivalent as agreed to both by the Company and the Manager. The Subsidiary shall as well reimburse the Manager for all pre-approved and reasonably incurred out-of-pocket expenses relating to his duties hereunder verified by receipts.

TERMINATION
-----------

22. The Manager may withdraw herefrom upon thirty (30) days written notice to the Board of Directors of the Company and/or the Subsidiary (collectively the "BOARD OF DIRECTORS").

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23.      If the Board of Directors, acting reasonably, determines that the
         Manager has failed to perform his duties in accordance with paragraph 12 hereof, the Board of Directors shall deliver notice to the Manager setting out the deficiencies and corrective measures required. The Manager shall then have fourteen (14) days from receipt of this notice to remedy the deficiencies, failing which the Board of Directors may deliver to the Manager written notice terminating this Agreement. The effective date of the termination of this Agreement shall be ten (10) days after the Manager receives this last mentioned notice.

24. Upon termination of this Agreement, the Manager shall forthwith deliver to the Subsidiary all files, reports and other documents belonging to the Company and/or the Subsidiary or produced by the Manager in the course of his duties and advising the Subsidiary on the matters set out above and the Subsidiary agrees to pay to the Manager the fees earned and the reimbursable expenses incurred up to the date of termination.

25. The Company and/or the Subsidiary reserves the right to terminate this Agreement with notice for cause, including but not limited to the death or incapacitating illness of the Manager or the Manager's gross incompetence or dishonesty.


NOTICES
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26.      All notices, requests, reports, demands, authorizations or directions from one Party to this Agreement to another shall be in writing and delivered as follows:

                           If to the Company and/or the Subsidiary:

                           BENTLEY COMMUNICATIONS CORP.
                           11301 Olympic Boulevard, Suite 680
                           Los Angeles, CA  90064

                           Attention:  Gordon F. Lee

                           FAX:     (310) 445-2529

                           If to the Manager:

                           JOE CRUMP
                           #1 Chestnut Street, Suite 3A
                           Nashua, NH   03060

                           FAX:     (603) 577-5550

or to such other address as may be specified by either Party to the other in a notice given in the manner herein provided.

27.      Any notices under this Agreement shall be sufficiently given by:

         (a) personal, couriered, or overnight delivery;

         (b)      facsimile transmission;

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         (c)      registered letter, postage prepaid and mailed in a government post office, addressed to the party, and the date of receipt of any notice shall be deemed conclusively to be five (5) days after the mailing, except in the event of a threatened or actual postal disruption.

ENTIRE AGREEMENT
----------------

28. This Agreement constitutes the entire Agreement between the Company and the Manager and there are no representations or warranties, expressed or implied, statutory or otherwise and no agreements collateral hereto other than expressly set forth or referred to herein.

ASSIGNMENT
----------

29. This Agreement is a personal service agreement and may not be assigned by either Party without the prior written consent of the Board of Directors.

30. The Manager shall not sub-contract all or any portion of the management services itemized in paragraph 12 hereof without the prior written consent of the Board of Directors.

ARBITRATION
-----------

31. Arbitration. Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial, or other Arbitration Rules, including the RULES FOR EMERGENCY MEASURES OF PROTECTION and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Parties to this Agreement expressly agree that any arbitration arising from or out of this Agreement shall be conducted in the State of New Hampshire. Further, the Parties expressly waive their right, if any, to a trial by jury of such claims or controversies and agree that the award of the arbitrator shall be final and binding upon them as though rendered by a court of law.

32. Construction & Applicable Law. This Agreement will be governed, construed and enforced in accordance with and by the laws of the State of New Hampshire applicable to agreements made and to be performed in such jurisdiction, without reference to conflicts of law principles. The Parties irrevocably consent that any legal claim or proceeding against them under, arising out of or in any manner relating to this Agreement, or any other agreement, document or instrument arising out of or executed in connection with this Agreement, shall be submitted to arbitration by the American Arbitration Association, pursuant to 32, hereinabove, in the State of New Hampshire and the Parties each irrevocably consent to venue in New Hampshire and to the personal jurisdiction thereof. The Parties hereby expressly and irrevocably waive any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.


IN WITNESS WHEREOF the parties hereto have executed this Agreement to be effective as of the day and year first above written.


                                                  BENTLEY COMMUNICATIONS CORP.


                                                  /s/ Gordon F. Lee
                                                  ------------------------------
                                                  GORDON F. LEE,
                                                  PRESIDENT



/s/ Joe Crump
------------------------------------
JOE CRUMP


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